UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

ARISTA POWER, INC.
(Exact name of registrant as specified in its charter)

New York	000-53510	16-1610794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Mt. Read Boulevard, Rochester, New York	14615
(Address of principal executive offices)	(Zip Code)

(585) 243-4040
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 - Submission of Matters to a Vote of Security Holders.

Arista Power, Inc.’s Annual Meeting of Shareholders was held on May 9, 2012.  Shareholders voted on the matters set forth below.

1)           The Shareholders elected the following nominee for election to the Board of Directors, for a three-year term, based upon the following votes:

Nominee	Votes For	Votes Against
John P. Blake	7,125,794	6,647

There were no broker non-votes for this item.

2)           The Shareholders approved an amendment to the Company’s Amended and Restated 2008 Equity Incentive Plan to increase shares issuable under the Plan by 750,000 based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,063,593	65,030	3,818	1,870,715

3)           The Shareholders ratified the appointment of EFP Rotenberg LLP as the Company’s independent registered public accounting firm based upon the following votes:

Votes For	Votes Against	Abstentions
8,954,026	25,289	23,841

There were no broker non-votes for this item.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA POWER, INC.

By:	/s/ William A. Schmitz
Name: William A. Schmitz
Title: Chief Executive Officer

Dated: May 15, 2012